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                                                                    Exhibit 23.2

Global Traffic Network, Inc.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128
UNITED STATES OF AMERICA

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement of our report dated December 16, 2005 relating to the financial statements of Global Traffic Network, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.


BDO

Sydney, NSW, Australia

February 17, 2006